Exhibit 99.1

CONTACT:
B. Grant Yarber	Christopher G. Marshall
President and Chief Executive Officer	Chief Financial Officer
Capital Bank Corporation	North American Financial Holdings, Inc.
Phone: (919) 645-3494	Phone: (704) 554-5901
Email: gyarber@capitalbank-us.com	Email: cmarshall@nafhinc.com

FOR IMMEDIATE RELEASE

North American Financial Holdings Agrees to Invest $181 Million in Capital Bank

RALEIGH, N.C. – November 4, 2010 – Capital Bank Corporation (NASDAQ: CBKN) (the “Company”), the parent company of Capital Bank, today announced that North American Financial Holdings, Inc. (“NAFH”) agreed to invest approximately $181 million in the Company through the purchase of the Company’s common stock. The transaction will result in NAFH owning approximately 85% of the Company’s common stock.

This transaction will allow Capital Bank to continue to serve its customers’ complete banking needs while supporting NAFH’s planned expansion throughout the Southeast. R. Eugene Taylor, NAFH’s CEO, and Christopher G. Marshall, NAFH’s CFO, will be added to the management team as the Company’s CEO and CFO and members of the Company’s Board of Directors upon closing of the investment transaction. B. Grant Yarber and Michael R. Moore are expected to remain in senior executive roles at Capital Bank. The Company’s Board of Directors will be reconstituted with a combination of two existing members and new NAFH-designated Board members.

“We are thrilled to have NAFH invest such a significant amount of capital in Capital Bank Corporation,” said Yarber. “We strongly believe that this is indicative of the value of our franchise and the markets that we enjoy. This capital injection will allow Capital Bank to move forward providing expanded opportunities for our customers, our employees, and our shareholders.”

“Capital Bank has a great history of serving the markets where it operates in North Carolina,” said Taylor. “We are proud to partner with Capital Bank to further develop its potential in these very strong markets and capitalize on the synergies with our four recent bank acquisitions.”

Pursuant to the investment agreement, and subject to receipt of all necessary regulatory approvals, shareholder approval, and certain other customary closing conditions, NAFH will acquire shares of the Company’s common stock at a price of $2.55 per share. Provisions of the agreement include:

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The issuance of contingent value rights (“CVRs”) to existing shareholders prior to closing that would entitle such shareholders to receive up to $0.75 in cash per CVR at the end of a five-year period based on the credit performance of Capital Bank’s existing loan portfolio;

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A closing condition requiring the repurchase or redemption of the Company’s preferred stock and warrant held by the U.S. Department of the Treasury (the “Treasury”) through the Company’s participation in TARP, subject to the Company approaching the Treasury with a repurchase proposal and reaching an agreement with the Treasury;

•	A rights offering by the Company to its legacy shareholders to acquire up to 5 million shares of the Company’s common stock at $2.55 per share; and

•	NAFH’s right to conduct a tender offer at any time to purchase up to 5.25 million shares of the Company’s common stock at a price not less than $2.55 per share.

Wachtell, Lipton, Rosen & Katz served as legal advisor to NAFH. McColl Partners, LLC and The Orr Group, LLC served as financial advisors and Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. served as legal advisor to Capital Bank Corporation.

About NAFH

North American Financial Holdings, Inc. is a national bank holding company that was incorporated in the state of Delaware in 2009. NAFH has raised approximately $900 million of equity capital, which it intends to invest in undercapitalized banks with the goal of establishing a strongly capitalized, high performance regional bank. NAFH has previously invested in TIB Financial Corp., MetroBank of Dade Country, Turnberry Bank and First National Bank of the South.

The management team of NAFH includes:

R. Eugene (Gene) Taylor, NAFH Chairman and Chief Executive Officer. Mr. Taylor retired as Vice Chairman of Bank of America following a 38-year career during which he served as President of Bank of America’s Consumer and Commercial Bank and the Global Corporate and Investment Bank. He is a native Floridian and a graduate of the Florida State University School of Business.

Christopher (Chris) G. Marshall, NAFH Chief Financial Officer, previously served as CFO and COO of Bank of America’s Global Consumer and Small Business Bank and as Chief Financial Officer of Fifth Third Bank. Mr. Marshall is a graduate of the University of Florida and Pepperdine University School of Business.

R. Bruce Singletary, NAFH Chief Risk Officer, spent 31 years at Bank of America in various credit risk roles, including serving as Chief Risk Officer for Bank of America’s Florida Bank. Mr. Singletary graduated from Clemson University and earned an MBA from Georgia State University.

Kenneth (Ken) A. Posner, spent 15 years at Morgan Stanley, most recently serving as a Managing Director and equity research analyst for a wide range of financial services firms. Mr. Posner is a graduate of Yale College and earned an MBA from the University of Chicago.

About Capital Bank Corporation

Capital Bank Corporation, headquartered in Raleigh, N.C., with approximately $1.6 billion in total assets, offers a broad range of financial services. The Company operates 33 banking offices in Asheville (4), Burlington (3), Cary (2), Clayton, Fayetteville (4), Graham, Hickory, Holly Springs, Hope Mills, Mebane, Morrisville, Oxford, Pittsboro, Raleigh (5), Sanford (3), Siler City, Wake Forest and Zebulon. The Company’s website address is http://www.capitalbank-us.com.

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Cautionary Statement

The investment discussed above involves the sale of securities in a private transaction that will not be registered under the Securities Act of 1933, as amended, and will be subject to the resale restrictions under that act. Such securities may not be offered or sold absent registration or an applicable exemption from registration requirements. This document does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-looking Statements

Information in this press release contains forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, delays in obtaining or failure to receive required regulatory approvals, including approval by the North Carolina Office of the Commissioner of Banks and the Board of Governors of the Federal Reserve System and the Treasury’s agreement to permit the Company to redeem or repurchase the Treasury’s preferred stock and warrant, the possibility that fewer than the required number of the Company’s shareholders vote to approve the investment or the amendment to the Company’s articles of incorporation, the occurrence of events that would have a material adverse effect on the Company as described in the investment agreement, the risk that the investment agreement could be terminated under circumstances that would require the Company to pay a termination fee of $5 million, and other uncertainties arising in connection with the proposed investment transaction. Additional factors that could cause actual results to differ materially are discussed in the Company’s filings with the Securities and Exchange Commission (“SEC”), including without limitation its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. The Company does not undertake a duty to update any forward-looking statements in this press release.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed investment in the Company by NAFH. The Company will file a proxy statement and other documents regarding the proposed investment transaction described in this press release with the SEC. SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE COMPANY’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the proxy statement and other relevant documents free of charge at the SEC’s website, http://www.sec.gov, and the Company’s shareholders will receive information at an appropriate time on how to obtain the proxy statement and other transaction-related documents for free from the Company. Such documents are not currently available.

The Company and its directors, executive officers, certain members of management, and employees may have interests in the proposed investment transaction or be deemed to be participants in the solicitation of proxies of the Company’s shareholders to approve the proposed investment transaction. Certain information regarding the participants and their interest in the solicitation is set forth in the proxy statement for the Company’s 2010 Annual Meeting of Shareholders filed with the SEC on April 30, 2010. Shareholders may obtain additional information regarding the interests of such participants by reading the proxy statement relating to the proposed transaction when it becomes available.